Exhibit 3.16
B Y L A W S
OF
LOCATING, INC.
ARTICLE I
Shareholder’s Meeting
     1. Meetings of shareholders shall be held at the registered office of the corporation, at the office of the corporation’s attorney or such other place, either within or without the State of Washington, as may be selected by the Board of Directors. The annual meeting of the shareholders shall be held on the date shown on the cover sheet of these Bylaws, unless said day falls upon a holiday, in which event the meeting shall be held on the next succeeding business day.
     2. Special meetings of the shareholders may be called by the president, the board of directors or the holders of not less than one-tenth of all of the shares entitled to vote at a meeting.
     3. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     4. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle, among any number of such candidates.

     5. Those shareholders present at a meeting when a quorum is not present shall have the power to adjourn said meeting from day to day or to such time as they deem proper. Notice of an adjourned annual meeting need not be given.
ARTICLE II
Board of Directors
     1. The business and affairs of the corporation shall be managed by a Board of Directors of at least one but not more than nine members, which number may be fixed by the shareholders at the annual or any special meeting. The number of directors may be increased or decreased from time to time by amendment to these Bylaws. A majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     2. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Washington. An annual meeting of the Board of Directors shall be held immediately following the annual shareholders’ meeting and no written notice need be given of that directors’ meeting. Other meetings of the Board of Directors may be held upon the call of the president or secretary and upon notice which is reasonable under the circumstances. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except as provided by law. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     3. Directors shall be elected at the annual meeting of the shareholders and shall serve until the next annual meeting of shareholders or until their successors are elected and qualified.
     4. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.
ARTICLE III
Officers
     1. The officers of this corporation shall consist of a president, vice president, a secretary and a treasurer and such other officers with such powers as the Board of Directors shall determine. Any two or more offices may be held by the same person, except the office of president and secretary; provided, however, if there is only one shareholder, the shareholder may hold all of the above offices.

     2. The officers shall be elected by the Board of Directors at its first meeting and thereafter annually at the first meeting of the Board after the annual shareholders’ meeting, and shall hold office until their successors are elected, provided that any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby. Vacancies in any office may be filled by the directors at any meeting.
     3. The president shall preside over all meetings of the shareholders and directors, shall have the general management of corporate affairs, shall sign as president all certificates of stock and all contracts and other written instruments which he may be authorized to make, and shall submit at each meeting of the shareholders a full and complete report and statement of the affairs of the corporation. He shall generally discharge such other duties as may be required of him by the laws of the State of Washington, the United States and these Bylaws.
     4. The vice president shall assume and perform all duties of the president in the absence or disability to act of the latter.
     5. The secretary shall perform the ordinary duties of that office, keeping the minutes of all meetings, necessary stock books, books of account, and all records and papers of the company excepting the treasurer’s books of account and anything else necessarily kept in the custody of the other officers. He shall countersign and issue all certificates of stock when signed by the president, make all transfers and the like. He shall mail all notices required by law and the Bylaws of this corporation. In case of his absence, inability, refusal or neglect to do so, such notices may be mailed by the president or vice president or any other person designated by them.
     6. The treasurer shall discharge such duties as he may be directed to perform by the president.
ARTICLE IV
Corporate Funds
     All money, checks and other evidences of money shall be deposited in a bank selected by the Board of Directors. No checks made payable to the corporation shall be cashed but must be deposited, and all funds paid out by this corporation shall be paid by check duly written and signed but not otherwise, except that the directors may authorize a petty cash fund for miscellaneous office expenses of a reasonable amount.
ARTICLE V
Certificates of Stock
     1. Certificates of stock shall be issued to each shareholder, signed by the president and countersigned by the secretary, and bearing an imprint of the corporate seal. Each certificate shall express on its face the name of the person to whom it is issued, the number of shares issued and the date of issuance.

     2. Transfers of stock shall be made only on the books of the corporation, and the old certificates properly endorsed shall he surrendered and canceled before new certificates are issued. The Board of Directors may fix a time not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or allotment of rights, and in such case only the shareholders of record on the dates so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to the allotment of rights and notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, the Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.
     3. No shareholder may sell or transfer his or her shares of the capital stock of the corporation to any other person without having first offered the right of first refusal at the same price or consideration to the corporation. The offer must be made in writing, and the corporation shall have thirty days from the receipt of the offer to accept or reject the offer. If the corporation rejects the offer or is unable by law to purchase the shares, the same written offer must then be made to the then existing shareholders of the corporation in proportion to their holdings, and such shareholders shall have thirty days from receipt of the offer to accept or reject the offer. The corporation or the shareholders desiring to exercise their right of purchase shall purchase the shares for cash within sixty days of acceptance of the offer. In the event of the death of any shareholder, the right to purchase shall extend first to the corporation and then to the then existing shareholders at the appraised valuation of the shares in the estate of the deceased shareholder. Provided, that the corporation and/or the shareholders shall have the right to enter into written agreements providing for the sale and transfer of the stock in the event of a shareholder’s death or withdrawal, which agreement shall, in all respects, take precedence over this Bylaw section.
ARTICLE VI
Lost Certificates
     In the event of the loss or destruction of a certificate of stock, the Board of Directors may order a new certificate issued in its place upon satisfactory proof of its loss and satisfactory assurance by a bond or other indemnity against loss by the corporation.
ARTICLE VII
Dividends
     Dividends shall be declared by the Board of Directors at such times and in such manner as they may direct.
ARTICLE VIII
Indemnification
     1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall all not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     3. To the extent that a director, trustee, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.
     4. Any indemnification under paragraphs 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper, in the circumstances, because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 above. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such quorum is not obtainable, or, even if obtainable; a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the shareholders.
     5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized by this bylaw.
     6. The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IX
Disallowed Compensation
     Any payments made to an officer of the corporation, such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.
     I, the undersigned, being the secretary of this corporation, on this February 17, 1984 hereby certify that these bylaws were adopted at the meeting on the directors held on the date shown on the cover sheet.

/s/ DUANE D. McEWEN

Duane D. McEwen, Secretary